UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) January 11, 2016

Eos Petro, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53246	98-0550353
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 Avenue of the Stars, Suite 2520 Los Angeles, California 90067
(Address of principal executive offices)

(310) 552-1555
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is being filed as an amendment ("Amendment No. 1") to the Current Report on Form 8-K filed by Eos Petro, Inc. (the "Company") with the Securities and Exchange Commission on January 12, 2016 (the "Original Filing").  The Original Filing reported the appointment of Alan D. Gaines as the Chief Executive Officer of the Company; however, Mr. Gaines was actually appointed as the President, not the Chief Executive Officer.  The Company is filing this Amendment No. 1 to correct such inadvertent error.

Item 5.02 Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 Effective January 11, 2016, the Company entered into an employment agreement with Alan D. Gaines whereby Mr. Gaines was intended to be appointed as the Company's President, reporting to the Board of Directors.  Due to an inadvertent error, the employment agreement with Mr. Gaines stated, and the Original Filing reported, that Mr. Gaines was appointed as the Company's Chief Executive Officer.  This Amendment No. 1 is being filed to reflect that Mr. Gaines was appointed as President, not the Chief Executive Officer, and that Mr. Martin Oring resigned as the Company's President, not Chief Executive Officer.  Other than to correct this error, all other information in the Original Filing is unchanged.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

Eos Petro, Inc.
(Registrant)

Dated: May 16, 2016	By:	/s/ Nikolas Konstant
Nikolas Konstant
Chairman of the Board and
Chief Financial Officer